UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W. Broadway, Office 04-109, Long Beach, CA	90802
(Address of principal executive offices)	(Zip Code)

(805) 214-8024
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2019, MassRoots, Inc. (the “Company”) issued and sold convertible notes (each, a “Note” and collectively, the “Notes”) in the aggregate principle amount of $108,900 (including an aggregate of $9,900 original issuance discount) to accredited investors.

The Notes mature on May 13, 2020, bear interest at a rate of 12% per annum and are convertible into shares of the Company’s common stock (the “Conversion Shares”) at $0.01 per share, subject to adjustment (the “Conversion Price”); provided, however, upon the occurrence of an Event of Default (as defined in the Notes), the Conversion Price shall be 60% of the average of the three lowest closing bid prices of the Company’s common stock during the twenty days prior to the date of conversion. The Company is prohibited from effecting a conversion of the Notes to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon a conversion of the Notes. In the event the Market Capitalization (as defined in the Notes) of the Company falls below $2.5 million, the Beneficial Ownership Limitation shall be increased to 9.99%. Upon the occurrence of an Event of Default, among other things, the outstanding balance of the Notes shall increase by 130%. The Notes may be prepaid by the Company at any time until 180 days from the issuance date thereof subject to certain prepayment penalties set forth in the Notes.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Notes and the Conversion Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. Such securities were offered and issued in reliance on the exemption from the registration requirements under the Securities Act afforded by Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: November 26, 2019	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

2